UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2006

DISPATCH AUTO PARTS INC.
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-51818
(Commission File Number)

20-4200300
(I.R.S. Employer Identification No.)

305 Roosevelt Road
East Rochester, New York 14445
(Address of Principal Executive Offices) (Zip Code)

(585) 586-5573
(Registrant's Telephone Number, Including Area Code)

    This Current Report on Form 8-K is filed by Dispatch Auto Parts Inc., a Florida corporation (“Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

    As of November 8, 2006, Registrant entered into a Plan of Exchange (“Agreement”), between and among Registrant, Shan Xi Lv Bao Environmental Eco Industry Management Ltd., a corporation organized and existing under the laws of the Peoples’ Republic of China (“Lv Bao”), the shareholders of Lv Bao (“Lv Bao Shareholders”) and Daniel Slocum, the President and Director of Registrant ("Mr. Slocum").

    Pursuant to the terms of the Agreement, The transaction will not immediately close but shall be conditioned upon: (1) settling the liabilities of DPPT and its subsidiary, (2) 844,500 shares of Common Stock shall be deposited into the account of Escrow Agent in exchange for $480,000, less related expenses, (3) the issuance of the new 26,000,000 shares of Common Stock and 100,000 new shares of Preferred Stock to the Lv Bao shareholders (a deposit of $50,000 deducted from the amount due to the Selling Shareholder will be retained by the Escrow Agent until this issuance), which should take no longer than 60 days, (4) at Closing, the 844,500 shares will be retired back to the treasury, (5) the subsidiary shall be vended out from DPPT prior to Closing, and (6) the creation of SMI and procurement of all requisite approvals and licenses to complete the share exchange. Upon completion of the exchange, Lv Bao will be a 100% owned subsidiary of Registrant. An executed copy of the Agreement is attached hereto as Exhibit 10.

    Upon the delivery of 26,844,500 shares of Common Stock of Registrant (including 844,500 common shares from Mr. Slocum and his nominee, which should be returned to the treasury) and 100,000 shares of Preferred Stock of Registrant to Lv Bao Shareholders, Lv Bao Shareholders will hold a 'controlling interest' in Registrant representing approximately 94% of the then issued and outstanding common shares of Registrant. Furthermore, Mr. Slocum anticipates appointing new directors who are designees of Lv Bao to the Board of Directors. Subsequent to the appointment of the Lv Bao designees, Mr. Slocum will resign from the Board of Directors.

    Mr. Slocum shall retain 500,000 shares of DPPT as an investment pursuant to the Agreement.

    It is important to note that Mr. Slocum had no pre-existing material relationship of any kind with Lv Bao or the Lv Bao Shareholders prior to the Agreement described herein.

    Registrant has agreed to use its best efforts to insure the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing conditions under Agreement will occur and a change of control of Registrant will happen as soon as possible.

    Registrant currently has issued and outstanding 2,506,614 shares of par value $.001 Common Stock which trades on the Over-The-Counter Bulletin Board under the symbol “DPPT”.

CONSUMMATION OF THIS EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dispatch auto parts INC.

Date: November 8, 2006	By:	/s/ Daniel Slocum
Daniel Slocum President and Director

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EXHIBIT INDEX

Exhibit Number	Description

10	Plan of Exchange, dated November 8, 2006

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